KROLL
CORPORATE FINANCE

Zhangmen Education Inc.

Fairness Analysis Presented to the Special Committee of the Board of Directors

Prepared by:

Duff & Phelps Opinions Practice

July 28, 2023

Duff & Phelps Disclaimer

- The following pages contain materials that are being provided by Kroll, LLC ("Duff & Phelps"), operating through its Duff & Phelps Opinions Practice, to the special committee of independent directors (the "Special Committee") of the board of directors (the "Board of Directors") (solely in their capacity as members of the Special Committee) of Zhangmen Education Inc. (the "Company") in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein).
- The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee.
- Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee.
- These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion. These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee.
- The accompanying material does not, and any Opinion provided by Duff & Phelps would not: (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party.
- The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision. Duff & Phelps did not independently verify such information. Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future.
- No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction.

Table of Contents

1. Introduction and Transaction Overview

KROLL

Introduction and Transaction Overview

The Engagement

- Duff & Phelps was retained by the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such).
- Specifically, Duff & Phelps has been asked to provide an opinion (the "Opinion") as to the fairness, from a financial point of view, to (i) the holders of Class A ordinary shares, par value US$0.00001 per share, of the Company (each, a "Class A Share" or, collectively, "Class A Shares") and Class B ordinary shares, par value US$0.00001 per share, of the Company (each, a "Class B Share" or, collectively, "Class B Shares", and together with the Class A Shares, "Ordinary Shares"), other than the Excluded Shares, the Dissenting Shares and the Ordinary Shares represented by ADSs (each as defined below), and (ii) the holders of American Depositary Shares of the Company, each of which represents seventy-two Ordinary Shares (each, an "ADS" and collectively, "ADSs"), other than the ADSs representing the Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Ordinary Shares or ADSs other than in its capacity as a holder of Ordinary Shares or ADSs).

The Proposed Transaction

- It is Duff & Phelps' understanding that the Company, Ultimate Vitor II Holdings Limited, a business company incorporated under the laws of the British Virgin Islands ("Parent"), and Summit Lustre Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, the latest draft of which Duff & Phelps has reviewed is dated July 26, 2023. Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company and cease to exist, with the Company surviving the merger and becoming a wholly owned subsidiary of Parent as a result of the merger. In connection with such merger, (i) each Ordinary Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Dissenting Shares and the Ordinary Shares represented by ADSs) shall be cancelled and converted in accordance with the provisions of the Cayman Islands Companies Law into the right to receive US$0.0077778 (representing US$0.56 divided by seventy-two) per Ordinary Share in cash without interest (the "Per Share Merger Consideration") and (ii) each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares), together with each Ordinary Share represented by such ADSs, shall be cancelled and converted into the right to receive US$0.56 per ADS in cash without (the "Per ADS Merger Consideration", and together with the Per Share Merger Consideration, the "Merger Consideration") (collectively, the "Proposed Transaction").
- The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.
- For purposes of this Opinion, (i) "Excluded Shares" shall mean, collectively, (a) Cancelled Shares (including Founder Shares) and (b) any Ordinary Shares (including ADSs corresponding to such Ordinary Shares) held by the Depositary and reserved for issuance and allocation pursuant to the Company Share Plans; and (ii) "Dissenting Shares", "Effective Time", "Cayman Islands Companies Law", "Cancelled Shares", "Founder Shares", "Depositary", and "Company Share Plans" shall have the meanings set forth in the Merger Agreement.

Introduction and Transaction Overview

Scope of Analysis

Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps' procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below:

- Reviewed the following documents:
  - The Company's annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission ("SEC") for the years ended December 31, 2020 through December 31, 2022;
  - Certain unaudited and segment financial information for the Company for the years ended December 31, 2020 through December 31, 2022 and the five months ended May 31, 2021, May 31, 2022 and May 31, 2023, provided to Duff & Phelps by the management of the Company and which the management of the Company identified as being the most current financial statements available;
  - A detailed financial projection model for the Company for the years ending December 31, 2023 through December 31, 2030, prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company's and the Special Committee's consent, in performing its analysis (collectively, the "Management Projections");
  - Other internal documents relating to the history, current operations, and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company;
  - A letter dated July 26, 2023 from the Finance VP of the Company, which made certain representations as to historical financial information for the Company, the Management Projections and the underlying assumptions of such projections (the "Management Representation Letter");
  - A draft of the Merger Agreement dated as of July 26, 2023; and
  - A draft of the Support Agreement by and among Parent, Merger Sub, the Company and the respective parties listed in the column titled "Beneficial Owner" in Schedule A attached thereto dated as of July 25, 2023;

  (the Merger Agreement and Support Agreement as referenced above, collectively, the "Transaction Documents");

Introduction and Transaction Overview

Scope of Analysis (continued)

- Discussed the information referred to on the previous page and the background and other elements of the Proposed Transaction with the management of the Company;
- Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company's business;
- Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;
- Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and
- Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Introduction and Transaction Overview

Ownership Summary

Zhangmen Education Inc. - Ownership

Current Shareholders	Class A Ordinary Shares (1)	Class B Ordinary Shares (1)	ADSs Equivalent (1)	% of Ownership	% of Voting Rights (2)	ADSs Equivalent As-converted	% of Diluted Ownership
Buyer							
Zhang, Yi (Founder, CEO & Chairman)	-	194,878,011	2,706,639	13.0%	82.4%	2,706,639	13.0%
Buyer	-	194,878,011	2,706,639	13.0%	82.4%	2,706,639	13.0%
Institutional Investors							
Genesis Capital Entities	223,340,534	-	3,101,952	14.9%	3.1%	3,101,952	14.9%
Warburg Pincus LLC	145,328,198	-	2,018,447	9.7%	2.0%	2,018,447	9.7%
Shunwei Capital Investment Consulting Co., Ltd.	87,788,787	-	1,219,289	5.8%	1.2%	1,219,289	5.8%
CMC Capital Partners	86,772,609	-	1,205,175	5.8%	1.2%	1,205,175	5.8%
Smart Fish II HoldingS Limited	84,518,827	-	1,173,873	5.6%	1.2%	1,173,873	5.6%
SoftBank Investment Advisers (UK) Limited	84,412,769	-	1,172,400	5.6%	1.2%	1,172,400	5.6%
Top 10 Institutional Investors	712,161,724	-	9,891,135	47.5%	10.0%	9,891,135	47.5%
Total Institutional Investors	712,161,724	-	9,891,135	47.5%	10.0%	9,891,135	47.5%
Public Investors and Others	533,343,142	-	7,407,544	35.5%	7.5%	7,407,544	35.5%
Total Shares Outstanding (3)	1,245,504,866	194,878,011	20,005,318	96.0%	100.0%	20,005,318	96.0%
Options In-the-Money at Offer Price and Restricted Shares (4)	60,383,460	-	838,659			838,659	4.0%
Diluted ADSs Outstanding at Offer Price	**1,305,888,326**	**194,878,011**	**20,843,977**			**20,843,977**	**100.0%**

Diluted Ownership



Options In-the-Money at Offer Price and Restricted Shares 4.0%
Buyer 13.0%
Public Investors and Others 35.5%
Total Institutional Investors 47.5%

(1) Each ADS represents seventy-two Class A ordinary shares. Each Class B ordinary share is convertible into one Class A ordinary share.
(2) The holders of Class A ordinary shares have one vote in respect of each Class A ordinary share held and the holders of Class B ordinary shares have thirty votes in respect of each Class B ordinary share held.
(3) Based on the number of ordinary shares outstanding as provided by the management of the Company.
(4) Reflects 179,994 vested Company Options and 60,203,466 vested company restricted share awards per the management of the Company.

Source: Company filings, Capital IQ, the management of the Company.

Introduction and Transaction Overview

Trading Analysis



Zhangmen Education Inc. - Trading History
July 26, 2022 to July 26, 2023
ADS Price
Volume (thousands)
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
120
100
80
60
40
20
0
September 9, 2022
Zhangmen Education Inc. announced that it has entered into a definitive share purchase agreement, with Eternal Zenith Limited, an entity controlled by Mr. Jiajun Wu, a senior management member of the Company affiliated to the controlling shareholder, pursuant to which Mr. Jiajun Wu, through Eternal Zenith, will acquire all of the Company's K-12 after-school tutoring business, including all associated assets and liabilities, for a nominal consideration.
May 26, 2023
Zhangmen Education Inc. announced that its board of directors received a preliminary non-binding proposal letter from Mr. Yi Zhang, founder, chairman of the Board, chief executive officer and interim principal financial and accounting officer of the Company to acquire all of the outstanding ordinary shares of the Company for a proposed purchase price of US$0.56.
April 28, 2023
Zhangmen Education Inc. reported FY2022 financial results. The Company reported revenue of US$14.1 million and diluted net income of US$5.04 per ADS for the full year ended December 31, 2022.
7/26/22
8/26/22
9/26/22
10/26/22
11/26/22
12/26/22
1/26/23
2/26/23
3/26/23
4/26/23
5/26/23
6/26/23
7/26/23
Volume
Price

Zhangmen Education Inc. Historical Trading Metrics

(in thousands, except per ADS)

During one year prior to Offer		*Post Offer*	
Average Closing Price	$0.30	Average Closing Price	$0.25
High	$0.65	High	$0.44
Low	$0.16	Low	$0.17
Average Volume	12.7	Average Volume	3.7
% of ADSs Issued and Outstanding	0.1%	% of ADSs Issued and Outstanding	0.0%
% of Float	0.1%	% of Float	0.0%

Source: Capital IQ, SEC filings, press releases.

Introduction and Transaction Overview

Proposed Transaction

Zhangmen Education Inc. - Offer Price Premium Relative To

	ADS Price	Implied Premium
Share price as of 7/26/23	$0.35	60.0%
One-day prior to Offer (5/25/23)	$0.20	177.8%
One-week prior to Offer (5/19/23)	$0.22	154.5%
30-days trailing VWAP prior to Offer	$0.45	24.2%
60-days trailing VWAP prior to Offer	$0.39	43.9%
90-days trailing VWAP prior to Offer	$0.34	63.1%
Offer Price Per ADS	**$0.56**	

Source: Capital IQ.

Zhangmen Education Inc. - Implied Multiples

(USD in millions, except per ADS data)

		Offer $0.56
Diluted ADSs Issued and Outstanding (in millions)	20.8	
Implied Equity Value		**$11.7**
Less: Proceeds from Exercise of Options (1)		(0.0)
Less: Cash and Cash Equivalents (2)		(6.6)
Less: Short-term Investments (4)		(2.5)
Less: Other Receivables (5)		(0.0)
Less: Property and Equipment (6)		(0.9)
Less: Other Non-current Assets (7)		(0.0)
Implied Enterprise Value		**$1.6**
Implied Offer Multiples:		
EV / LTM Revenue	$9.8	0.17x
EV / 2023 Revenue	$5.2	0.31x
EV / 2024 Revenue	$2.4	0.71x
EV / 2025 Revenue	$2.8	0.60x

Note: Balance sheet data as of May 31, 2023. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring items as provided by the management of the Company.

(1) Reflects 179,994 vested in-the-money Company Options per the management of the Company.
(2) Reflects 10% withholding tax on excess cash held at onshore entities.
(3) Reflects the latest balance of fixed term deposits including accrued interests at commercial banks.
(4) Book value of interest receivable.
(5) Book value of excess property and equipment.
(6) Book value of rental deposits per management of the Company.

Introduction and Transaction Overview

Valuation Summary

Valuation Summary

(RMB in thousands, except per ADS values or otherwise noted)

			Low		High	
Enterprise Value Range			**¥ 1,600**	**-**	**¥ 5,600**	
Plus: Proceeds from Exercise of Options (1)			1	-	1	
Plus: Cash and Cash Equivalents (2)			47,038	-	47,038	
Plus: Short-term Investments (3)			17,705	-	17,705	
Plus: Other Receivables (4)			81	-	81	
Plus: Property and Equipment (5)			6,714	-	6,714	
Plus: Other Non-current Assets (6)			141	-	141	
Equity Value Range			**¥ 73,279**	**-**	**¥ 77,279**	
Equity Value Range (USD)			**$10,259**	**-**	**$10,819**	
Diluted ADSs Issued and Outstanding (1)			20,843,977	-	20,843,977	
Value Per ADS Range (RMB)			¥ 3.52	-	¥ 3.71	
RMB to USD FX rate (as of 7/26/2023)			7.14	-	7.14	Offer Price
Value Per ADS Range (USD)			**$0.49**	**-**	**$0.52**	$0.56
Implied Valuation Multiples						
EV / LTM Revenue	$9,766	¥ 69,763	0.02x	-	0.08x	
EV / 2023 Revenue	$5,245	¥ 37,317	0.04x	-	0.15x	
EV / 2024 Revenue	$2,358	¥ 16,458	0.10x	-	0.34x	
EV / 2025 Revenue	$2,818	¥ 19,376	0.08x	-	0.29x	

Note: Balance sheet data as of May 31, 2023. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring items as provided by the management of the Company.

(1) Reflects 179,994 vested in-the-money Company Options per the management of the Company.
(2) Reflects 10% withholding tax on excess cash held at onshore entities.
(3) Reflects the latest balance of fixed term deposits including accrued interests at commercial banks.
(4) Book value of interest receivable.
(5) Book value of excess property and equipment.
(6) Book value of rental deposits per management of the Company.

2. Valuation Analysis

KROLL

Valuation Analysis

Historical and Projected Financial Performance

Historical and Projected Financial Performance

(RMB in thousands)

				YTD	YTD	LTM	Management Projections							
	2020A	2021A	2022A	5/31/2022	5/31/2023	5/31/2023	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
Total Revenue	¥215,750	¥299,296	¥97,366	¥43,847	¥16,244	¥69,763	¥37,317	¥16,458	¥19,376	¥21,179	¥22,383	¥23,581	¥24,775	¥25,914
Growth	NA	38.7%	(67.5%)	(56.5%)	(63.0%)	(71.2%)	(61.7%)	(55.9%)	17.7%	9.3%	5.7%	5.4%	5.1%	4.6%
EBITDA (1)	-¥300,740	-¥259,705	-¥76,055	-¥41,618	-¥35,743	-¥70,180	-¥30,453	-¥3,290	¥781	¥2,167	¥2,664	¥3,121	¥3,717	¥4,000
Margin %	(139.4%)	(86.8%)	(78.1%)	(94.9%)	(220.0%)	(100.6%)	(81.6%)	(20.0%)	4.0%	10.2%	11.9%	13.2%	15.0%	15.4%
Growth	NA	NM	NM	NM	NM	NM	NM	NM	NM	177.6%	22.9%	17.2%	19.1%	7.6%
EBIT (1)	-¥301,519	-¥260,242	-¥76,213	-¥41,691	-¥36,014	-¥70,536	-¥32,052	-¥5,544	-¥1,457	¥1,235	¥2,664	¥3,121	¥3,717	¥4,000
Margin %	(139.8%)	(87.0%)	(78.3%)	(95.1%)	(221.7%)	(101.1%)	(85.9%)	(33.7%)	(7.5%)	5.8%	11.9%	13.2%	15.0%	15.4%
Growth	NA	NM	NM	NM	NM	NM	NM	NM	NM	NM	115.7%	17.2%	19.1%	7.6%
Capital Expenditures	¥523	¥93	¥0	¥0	¥6,919	¥6,919	¥6,919	¥0	¥0	¥0	¥0	¥0	¥0	¥0
% of Total Revenue	0.2%	0.0%	0.0%	0.0%	42.6%	9.9%	18.5%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
% of EBITDA	NM	NM	NM	NM	NM	NM	NM	NM	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Net Working Capital	-¥337,242	-¥151,014	-¥76,575	-¥99,957	-¥36,794	-¥36,794	-¥27,623	-¥24,907	-¥24,636	-¥24,283	-¥24,492	-¥24,644	-¥24,788	-¥24,953
% of Total Revenue	(156.3%)	(50.5%)	(78.6%)	(228.0%)	(226.5%)	(52.7%)	(74.0%)	(151.3%)	(127.1%)	(114.7%)	(109.4%)	(104.5%)	(100.1%)	(96.3%)

Note: Balance sheet data as of May 31, 2023. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring items as provided by the management of the Company.

(1) EBITDA and EBIT are adjusted to exclude public company costs and non-recurring items as provided by the management of the Company.

Source: Company filings, the management of the Company.

Valuation Analysis

Discounted Cash Flow Analysis – Methodology and Key Assumptions

Discounted Cash Flow Methodology

- Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows.
- Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders.
- Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk.
- The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

Discounted Cash Flow Key Assumptions

- Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending December 31, 2023 through 2030 (excluding public company expenses, as provided by the management of the Company), discussions with the management of the Company, and a review of the Company's historical performance and other factors to develop the discounted cash flow ("DCF") analysis.
- Beyond the projection period, Duff & Phelps estimated the "terminal value" using a perpetuity formula.
- Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital ("WACC") range of 18.0% to 22.0%, derived from the Capital Asset Pricing Model.
- The following is a summary of the Management Projections utilized in the discounted cash flow analysis:
  - Total revenue is projected to decline 61.7% and 55.9% in 2023 and 2024, respectively, before growing 17.7% in 2025 and then increasing at a compound annual growth rate ("CAGR") of 6.0% from 2025 to 2030.
  - EBITDA is projected to be negative from 2023 to 2024 and to turn positive in 2025, with EBITDA margin projected to reach 15.4% by 2030.
  - Net working capital averages -109.7% of total revenue from 2023 to 2030.

Valuation Analysis

DCF Analysis Summary

Discounted Cash Flow Analysis

(RMB in thousands)

	2022A	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P	Terminal Year
Total Revenue	¥97,366	¥37,317	¥16,458	¥19,376	¥21,179	¥22,383	¥23,581	¥24,775	¥25,914	¥25,914
Growth	*(67.5%)*	*(61.7%)*	*(55.9%)*	*17.7%*	*9.3%*	*5.7%*	*5.4%*	*5.1%*	*4.6%*	
EBITDA (1)	-¥76,055	-¥30,453	-¥3,290	¥781	¥2,167	¥2,664	¥3,121	¥3,717	¥4,000	¥4,000
Margin	*(78.1%)*	*(81.6%)*	*(20.0%)*	*4.0%*	*10.2%*	*11.9%*	*13.2%*	*15.0%*	*15.4%*	*15.4%*
Growth	*NM*	*NM*	*NM*	*NM*	*177.6%*	*22.9%*	*17.2%*	*19.1%*	*7.6%*	
		Jun-Dec 2023P								
Earnings Before Interest and Taxes (1)		¥3,963	-¥5,544	-¥1,457	¥1,235	¥2,664	¥3,121	¥3,717	¥4,000	¥4,000
Pro Forma Taxes		0	0	0	0	0	0	0	-636	-1,000
Net Operating Profit After Tax		3,963	-5,544	-1,457	1,235	2,664	3,121	3,717	3,364	3,000
Depreciation		1,327	2,254	2,238	932	0	0	0	0	0
Capital Expenditures		0	0	0	0	0	0	0	0	0
(Increase) / Decrease in Working Capital		-9,171	-2,716	-271	-353	209	152	144	165	1,075
Free Cash Flow (2)		-¥3,881	-¥6,006	¥509	¥1,814	¥2,873	¥3,273	¥3,861	¥3,529	¥4,074

Enterprise Value Range		Low	High
Terminal Growth Rate		4.50%	4.50%
Discount Rate		22.00%	18.00%
Enterprise Value Range		**¥1,600**	**¥5,600**
Implied Valuation Multiples			
EV / LTM Revenue	¥69,763	0.02x	0.08x
EV / 2023 Revenue	¥37,317	0.04x	0.15x
EV / 2024 Revenue	¥16,458	0.10x	0.34x
EV / 2025 Revenue	¥19,376	0.08x	0.29x

(1) EBITDA and EBIT are adjusted to exclude public company costs and non-recurring items as provided by the management of the Company.
(2) Prior to application of 10% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the applicable discount rate and included in the concluded enterprise value range.

Valuation Analysis

Selected Public Companies / M&A Transactions Analysis Methodology

Selected Public Companies Analysis

- Duff & Phelps selected eight publicly traded companies that were deemed relevant to its analysis.
- Duff & Phelps analyzed the financial performance of each of the publicly traded companies. Duff & Phelps then analyzed the selected public companies' trading multiples, including enterprise value to revenue and EBITDA.

Selected M&A Transactions Analysis

- Duff & Phelps also reviewed certain merger and acquisition transactions involving target companies that were deemed relevant to its analysis and computed the implied valuation multiples for such transactions.

Due to the limited comparability of the financial metrics of the selected public companies and the targets in the selected M&A transactions relative to those of the Company, rather than applying a range of selected multiples from a review of the public companies and M&A transactions, Duff & Phelps reviewed various valuation multiples for the Company implied by the valuation range determined from the DCF analysis in the context of the Company's relative size, forecasted growth in revenue and profits, profit margins, capital spending, revenue mix, and other characteristics that we deemed relevant.

None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations.

Valuation Analysis

Selected Public Companies Analysis – Financial Metrics

Selected Public Companies Analysis **As of July 26, 2023**

COMPANY INFORMATION	REVENUE GROWTH					EBITDA GROWTH					EBITDA MARGIN				
Company Name	2-YR CAGR	LTM	2023	2024	2025	2-YR CAGR	LTM	2023	2024	2025	2-YR AVG	LTM	2023	2024	2025
China-based Companies															
TAL Education Group	-52.4%	-76.8%	25.1%	16.2%	14.3%	NM	NM	NM	NM	NM	-1.5%	-4.9%	-6.7%	-5.5%	-3.1%
Gaotu Techedu Inc.	-40.8	-53.6	20.6	23.2	14.9	NM	NM	NM	63.7%	38.5%	-22.5	0.9	6.5	8.6	10.4
Youdao, Inc.	40.9	16.6	19.8	20.9	19.7	NM	NM	NM	NM	NM	-18.0	-16.1	-5.3	1.9	4.8
Sunlands Technology Group	2.7	-6.2	NA	NA	NA	NM	67.0%	NA	NA	NA	17.3	29.5	NA	NA	NA
51Talk Online Education Group	NA	NM	NA	NA	NA	NM	NM	NA	NA	NA	NM	-81.4	NA	NA	NA
Tarena International, Inc.	14.0	-10.0	NA	NA	NA	NM	NM	NA	NA	NA	-1.3	4.5	NA	NA	NA
Group Median	**2.7%**	**-10.0%**	**20.6%**	**20.9%**	**14.9%**	**NA**	**67.0%**	**NA**	**63.7%**	**38.5%**	**-1.5%**	**-2.0%**	**-5.3%**	**1.9%**	**4.8%**
International-based Companies															
Coursera, Inc.	33.6%	23.2%	15.9%	15.8%	22.1%	NM	NM	NM	NM	NM	-29.1%	-27.5%	-4.9%	0.9%	3.8%
Udemy, Inc.	21.0	20.2	14.2	21.5	16.3	NM	NM	NM	NM	NM	-16.4	-21.6	-2.1	2.5	6.9
Group Median	**27.3%**	**21.7%**	**15.0%**	**18.7%**	**19.2%**	**NA**	**NA**	**NA**	**NA**	**NA**	**-22.7%**	**-24.5%**	**-3.5%**	**1.7%**	**5.4%**
Aggregate Mean	**2.7%**	**-12.4%**	**19.1%**	**19.5%**	**17.5%**	**NA**	**67.0%**	**NA**	**63.7%**	**38.5%**	**-10.2%**	**-14.6%**	**-2.5%**	**1.7%**	**4.6%**
Aggregate Median	**14.0%**	**-6.2%**	**19.8%**	**20.9%**	**16.3%**	**NA**	**67.0%**	**NA**	**63.7%**	**38.5%**	**-16.4%**	**-10.5%**	**-4.9%**	**1.9%**	**4.8%**
Zhangmen Education Inc.	**-32.8%**	**-71.2%**	**-61.7%**	**-55.9%**	**17.7%**	**NM**	**NM**	**NM**	**NM**	**NM**	**-82.4%**	**-100.6%**	**-81.6%**	**-20.0%**	**4.0%**

LTM = Latest Twelve Months

CAGR = Compounded Annual Growth Rate

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Note: The Company's EBITDA is adjusted to exclude public company costs and non-recurring items as provided by Company management.

Source: Capital IQ, Bloomberg, SEC Filings, Annual and Interim Reports.

Valuation Analysis

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis **As of July 26, 2023**

(US$ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA				ENTERPRISE VALUE AS MULTIPLE OF							
Company Name	Common Stock Price (Primary) on 7/20/2023	% of 52-Week High	Market Capitalization	Enterprise Value	LTM EBITDA	2023 EBITDA	2024 EBITDA	2025 EBITDA	LTM Revenue	2023 Revenue	2024 Revenue	2025 Revenue
China-based Companies												
TAL Education Group	$6.60	63.2%	$4,214	$576	NM	NM	NM	NM	0.57x	0.45x	0.39x	0.34x
Gaotu Techedu Inc.	3.89	70.9	1,012	556	NM	20.3x	12.4x	9.0x	1.60	1.32	1.07	0.93
Youdao, Inc.	4.76	47.6	591	722	NM	NM	38.2	12.4	1.04	0.86	0.71	0.59
Sunlands Technology Group	4.99	32.4	69	(28)	NM	NA	NA	NA	NM	NA	NA	NA
51Talk Online Education Group	8.56	92.6	48	27	NM	NA	NA	NA	1.82	NA	NA	NA
Tarena International, Inc.	2.35	28.5	25	(20)	NM	NA	NA	NA	NM	NA	NA	NA
Group Median	-	55.4%	$330	$292	NA	20.3x	25.3x	10.7x	1.32x	0.86x	0.71x	0.59x
International-based Companies												
Coursera, Inc.	$13.31	79.6%	$2,006	$1,358	NM	NM	NM	NM	2.46x	2.24x	1.93x	1.58x
Udemy, Inc.	10.87	63.0	1,595	1,383	NM	NM	NM	19.7x	2.12	1.92	1.58	1.36
Group Median		71.3%	$1,801	$1,370	NA	NA	NA	19.7x	2.29x	2.08x	1.76x	1.47x
Aggregate Mean		59.7%	$1,195	$572	NA	20.3x	25.3x	13.7x	1.60x	1.36x	1.14x	0.96x
Aggregate Median		63.1%	$801	$566	NA	20.3x	25.3x	12.4x	1.71x	1.32x	1.07x	0.93x

LTM = Latest Twelve Months

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Enterprise Value = [Market Capitalization + Management Equity + Debt + Finance Leases + Operating Leases (for IFRS/non-US GAAP companies only) + Preferred Stock + Non-Controlling Interest]
- [Cash & Equivalents + Long-Term Investments + Net Non-Operating Assets]

Source: Capital IQ, Bloomberg, SEC Filings, Annual and Interim Reports.

Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / Revenue	EV / EBITDA
10/13/2022	Proofread Anywhere, Inc.	Proofread Anywhere, Inc. provides extensive online resources in the form of courses, workshops, and blog posts for readers looking to train and become professional proofreaders.	Onfolio Holdings, Inc.	$5	NA	$1	NA	NA	3.3x
7/26/2021	Great Learning Education Pte Ltd.	Great Learning Education Pte Ltd. owns and operates an online platform that offers professional and higher education courses.	Think and Learn Private Limited	$600	$44	NA	NA	13.73x	NA
6/28/2021	Substantially All Assets of edX Inc.	As of November 16, 2021, Substantially All Assets of edX Inc. was acquired by 2U, Inc. Substantially All Assets of edX Inc. comprises online educational courses, and related operational and other assets.	2U, Inc.	$800	$85	NA	NA	9.45x	NA
6/22/2021	Education Perfect Group Limited	Education Perfect Group Limited engages in the online education sector that operates online learning content platform.	KKR & Co. Inc.; KKR Global Impact Fund SCSP	$319	$22	NA	NA	14.63x	NA
4/1/2021	Wey Education plc	Wey Education plc provides online educational services using an Internet-based platform to deliver teaching to students at primary, secondary, and of sixth-form age worldwide.	Inspired Education Holdings Limited	$87	$11	$1	$0	7.81x	97.5x
2/4/2021	Beijing Lianhe Open Education Technology Co., Ltd	Beijing Lianhe Open Education Technology Co., Ltd provides online education services.	Songming Gaoxue Education Development Co., Ltd.	$0	$1	NA	NA	0.33x	NA
11/17/2020	MedCerts, LLC	MedCerts, LLC offers online training and learning services for healthcare services and healthcare technology.	K12 Inc. (nka:Stride, Inc.)	$81	$19	$4	$0	4.24x	20.1x
7/3/2020	WhiteHat Education Technology Pvt ltd	WhiteHat Education Technology Pvt ltd provides online computer programming classes and coding courses for kids.	Think and Learn Private Limited	$300	$150	NA	NA	2.00x	NA
12/16/2019	eDreams Edusoft Private Limited	eDreams Edusoft Private Limited operates an online tutoring platform for students.	Individual Learning Private Limited	$11	$1	NA	NA	10.79x	NA
3/8/2019	Substantially All of the Assets of Trident University International	Substantially All of the Assets of Trident University International comprises a university offering online undergraduate, master's, and doctoral programs.	American InterContinental University, Inc.	$45	$46	$9	$0	0.98x	5.0x
10/9/2018	The Learning House, Inc.	As of November 1, 2018, The Learning House, Inc. was acquired by Wiley Education Services.	Wiley Education Services	$200	$60	$7	$0	3.33x	28.6x
			Mean					6.73x	30.9x
			Median					6.03x	20.1x

Source: Capital IQ, Bloomberg, company filings, press releases.

Valuation Analysis

Selected Public Companies/M&A Transactions Analysis Summary

Selected Public Companies / M&A Transactions Analysis Summary

(RMB in thousands)

Valuation Multiples						Valuation Summary			
Metric	Public Companies Range			Public Companies Median	M&A Transactions Median	Company Performance	DCF Analysis Enterprise Value Range		
							￥1,600	**-**	**￥5,600**
							Implied Multiples		
EV / LTM Revenue	0.57x	-	2.46x	1.71x	6.03x	￥69,763	0.02x		0.08x
EV / 2023 Revenue	0.45x	-	2.24x	1.32x	NA	￥37,317	0.04x	-	0.15x
EV / 2024 Revenue	0.39x	-	1.93x	1.07x	NA	￥16,458	0.10x	-	0.34x
EV / 2025 Revenue	0.34x	-	1.58x	0.93x	NA	￥19,376	0.08x	-	0.29x

Note: Balance sheet data and LTM as of May 31, 2023.

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